UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 12, 2010

Date of earliest event reported: August 12, 2010

Warner Chilcott Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 19 Ardee Business Park

Hale Street

Ardee, Co. Louth, Ireland

(Address of principal executive offices, including zip code)

+353 41 685 6983

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

In connection with the senior notes offering announced by Warner Chilcott plc (the “Company”) on August 12, 2010, the Company intends to provide certain information to potential investors and is therefore including such information in Exhibit 99.1 to this Current Report on Form 8-K pursuant to Regulation FD. Exhibit 99.1 is furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 8.01 Other Events

On August 12, 2010, the Company issued a press release announcing that its subsidiaries, Warner Chilcott Company, LLC and Warner Chilcott Finance LLC (each a co-issuer, and together, the “Issuers”), plan to issue an aggregate principal amount of $750 million of senior notes due 2018 (the “Notes”) in a private placement (the “Notes Offering”). The Issuers’ obligations under the Notes will be guaranteed by the Company and by its other subsidiaries that guarantee obligations under the Company’s senior secured credit facilities, subject to certain exceptions. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The Notes Offering is being made within the United States only to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act, and outside the United States to non-U.S. investors. The Notes to be offered have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent an applicable exemption from the registration requirements. The information contained in this report does not constitute an offer to sell or the solicitation of an offer to buy Notes in any jurisdiction in which such an offer or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1     Unaudited Pro Forma Condensed Combined Financial Information

Exhibit 99.2     Press Release issued August 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT PUBLIC LIMITED COMPANY

By:	/s/ Paul Herendeen

	Name:	Paul Herendeen
	Title:	Executive Vice President and Chief Financial Officer

Date: August 12, 2010